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                                                                    EXHIBIT 10.5

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is made and entered into as of May 6, 1998, by and among REPUBLIC BANCSHARES, INC. ("Republic"), a corporation organized and existing under the laws of the State of Florida, with its principal office located in St. Petersburg, Florida; Republic's wholly-owned subsidiary Republic Bank (the "Bank"), a commercial bank organized and existing under the laws of the State of Florida, with its principal office located in St. Petersburg, Florida; and Lochaven Federal Savings and Loan Association ("Lochaven"), a Federal savings and loan association organized and existing under the laws of the United States, with its principal office located in Orlando, Florida.

                                    PREAMBLE

         The Boards of Directors of Republic, the Bank and Lochaven are of the opinion that the transactions described herein are in the best interests of the parties to this Agreement and their respective stockholders and, accordingly, have approved this Agreement and the transactions contemplated hereby.

         This Agreement provides for the merger of Lochaven with and into the Bank (the "Merger"). At the effective time of the Merger, the outstanding shares of the capital stock of Lochaven shall be converted into shares of the common stock of Republic (except as provided herein). The transactions described in this Agreement are subject to the approvals of Republic, as sole stockholder of the Bank, and the stockholders of Lochaven, the Board of Governors of the Federal Reserve System, the FDIC, and the Department, and the satisfaction of certain other conditions described in this Agreement.

         The parties to this Agreement intend (i) that the Merger for federal income tax purposes shall qualify as a "reorganization" within the meaning of
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) that this Agreement constitute the agreement and plan of merger prescribed by Section 658.42 of the Florida Statutes.

         Certain terms used in this Agreement are defined in Section 11.1 of this Agreement.

         NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants and agreements set forth herein, the Parties agree as follows:


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                                    ARTICLE 1
                        TRANSACTIONS AND TERMS OF MERGER

         1.1 CONSTITUENT BANKS. The Bank is a commercial bank organized and existing under the laws of the State of Florida, with its principal office at 111 Second Avenue, N.E., St. Petersburg, Florida. A listing of each branch office of the Bank is attached hereto as Exhibit A. Lochaven is a savings association organized and existing under the laws of the United States of America, with its principal office at 2410 North Orange Blossom Trail, Winter Park, Florida. A listing of each branch office of Lochaven is attached hereto as Exhibit B.

         1.2 MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined below), Lochaven shall be merged with and into the Bank in accordance with the provisions of Section 655.412 of the Florida Statutes and, to the extent not inconsistent therewith, Part 552 of the Rules and Regulations of the Office of Thrift Supervision (the "OTS Regulations"), and all outstanding shares of Lochaven Common Stock shall be exchanged into shares of Republic Common Stock, with the effect provided in Section 655.417 of the Florida Statutes and Section 552.13 of the OTS Regulations. The Bank shall be the Surviving Corporation resulting from the Merger and shall continue to be governed by the Laws of the State of Florida. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of Lochaven, Republic and the Bank.

         1.3 TIME AND PLACE OF CLOSING. The closing for the Merger (the "Closing") will take place at 9:00 A.M. on the date that the Effective Time occurs (or the immediately preceding day if the Effective Time is earlier than 9:00 A.M.), or at such other time as the parties, acting through their duly authorized officers, may mutually agree. The place of Closing shall be at such location as may be mutually agreed upon by the parties.

         1.4 EFFECTIVE TIME. The Merger contemplated by this Agreement shall become effective on the date and at the time set forth in the certificate of merger filed with the Department (the "Certificate of Merger") pursuant to
Section 658.45 of the Florida Statutes (the "Effective Time"). The parties shall request that the Certificate of Merger have as the Effective Time the date and time set forth in the filing made with the Department pursuant to Section 548.44(9) of the Florida Statutes. Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by the duly authorized officers of each party, the parties shall use their reasonable efforts to cause the Effective Time to occur on or before the tenth business day (as designated by Republic) following the last to occur of: (i) the effective date (including expiration of any applicable waiting period) of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger; or (ii) the

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date on which the stockholders of Lochaven approve the matters relating to this
Agreement required to be approved by such stockholders by applicable Law.


                                    ARTICLE 2
                              CORPORATE GOVERNANCE


         2.1 SURVIVING CORPORATION. The name of the Surviving Corporation shall be Republic Bank and the specific location of the proposed main office will be 111 Second Avenue, N.E., St. Petersburg, Florida 33701. A list of each existing and proposed branch office of the Surviving Corporation is attached hereto as Exhibit C.

         2.2 ARTICLES OF INCORPORATION. The Articles of Incorporation of Republic as in effect immediately prior to the Effective Time shall continue in effect following the Effective Time, and the Articles of Incorporation of the Bank in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until otherwise amended or repealed. A copy of the Articles of Incorporation of the Bank is attached hereto as Exhibit D.

         2.3 BYLAWS. The By-laws of Republic as in effect immediately prior to the Effective Time shall continue in effect following the Effective Time, and the By-laws of the Bank in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation until otherwise amended or repealed.

         2.4 DIRECTORS AND OFFICERS. The directors of Republic in office immediately prior to the Effective Time shall continue in office following the Effective Time, and the directors of the Bank in office immediately prior to the Effective Time, together with such additional Persons as may thereafter be elected, shall serve as the directors of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation. A list of the names and addresses of each of the directors of the Surviving Corporation immediately following the Effective Time is attached hereto as Exhibit E. The officers of Republic in office immediately prior to the Effective Time shall continue in office following the Effective Time, and the officers of the Bank, together with such additional Persons as may thereafter be elected, shall serve as the officers of the Surviving Corporation from and after the Effective Time in accordance with the By-laws of the Surviving Corporation. A list of the names and addresses of each of the executive officers of the Surviving Corporation immediately following the Effective Time is attached hereto as Exhibit F.

         2.5 CAPITAL STOCK AND RETAINED EARNINGS. Republic currently has 20,000,000 shares of Republic Common Stock authorized, of which 7,035,886 shares are outstanding as of the date hereof. Republic also has 100,000 shares of Republic Preferred Stock authorized, of which 75,000 shares are outstanding as of the date

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hereof. As of December 31, 1997, the Bank had retained earnings of
$95,531,000.00.

         2.6 TRUST POWERS. The Bank, as the Surviving Corporation, will have trust powers. Currently, the Bank's trust powers are inactive with the Department, subject to activation upon the filing of an appropriate application and notice therefor.

         2.7 NONCONFORMING ACTIVITIES. From and after the Effective Time, the Bank will not engage in any nonconforming activities, except to the extent necessary to fulfill obligations existing prior to the Merger pursuant to the provisions of Section 655.418(4) of the Florida Statutes.

                                    ARTICLE 3
                           MANNER OF CONVERTING SHARES

         3.1 CONVERSION OF SHARES. Subject to the provisions of this Article 3, at the Effective Time, by virtue of the Merger and without any action on the part of Republic, the Bank or Lochaven, or the stockholders of any of the foregoing, the shares of the constituent corporations shall be converted as follows:

                  (a) Each share of Republic Common Stock and Republic Preferred Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

                  (b) Each share of Bank Common Stock and Bank Preferred Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

                  (c) Each share of Lochaven Common Stock (excluding shares held by any Lochaven Company or any Republic Company, in each case other than in a fiduciary capacity or as a result of debts previously contracted or shares held by stockholders who perfect their dissenters' rights of appraisal) issued and outstanding at the Effective Time shall cease to be outstanding and shall be converted into and exchanged for 0.2776 of a share of Republic Common Stock (the "Exchange Ratio").

                  (d) Each of the options to purchase Lochaven Common Stock issued and outstanding at the Effective Time, which options were granted pursuant to Lochaven's customary arrangements consistent with past practice and are disclosed in Section 3.1 of the Lochaven Disclosure Memorandum (the "Lochaven options"), shall cease to be outstanding and shall be converted into and exchanged for the Right to acquire Republic Common Stock on substantially the same terms applicable to the Lochaven options. The number of shares of Republic Common Stock to be issued pursuant to the exercise of such options shall equal the number of shares of Lochaven Common Stock subject to such options multiplied by the Exchange Ratio, provided that no fractions of shares of Republic Common Stock shall be issued, and the number of

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shares of Republic Common Stock to be issued upon the exercise of the Lochaven options, if a fractional share exists, shall equal the number of whole shares obtained by rounding to the nearest whole number, giving account to such fraction. The exercise price for the acquisition of Republic Common Stock shall be the exercise price for each share of Lochaven common stock subject to such options divided by the Exchange Ratio, adjusted as appropriate for any rounding to whole shares that may be done.

         3.2 ANTI-DILUTION PROVISIONS. In the event Republic changes the number of shares of Republic Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted.

         3.3 SHARES HELD BY LOCHAVEN OR REPUBLIC. Each of the shares of Lochaven Common Stock held by any Lochaven Company or by any Republic Company, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

         3.4 FRACTIONAL SHARES. Notwithstanding any other provision of this Agreement, each holder of shares of Lochaven Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Republic Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Republic Common Stock multiplied by the Market Value of one share of Republic Common Stock at the Effective Time. The Market Value of one share of Republic Common Stock at the Effective Time shall be determined by calculating the average of the closing prices of Republic Common Stock on the National Market (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source selected by Republic) on each of the twenty (20) consecutive trading days ending on the third business day immediately preceding the Effective Time. No such holder will be entitled to dividends, voting Rights or any other Rights as a stockholder in respect of any fractional shares.

         3.5 DISSENTING STOCKHOLDERS. Any holder of shares of Lochaven Common Stock who perfects such holder's dissenters' rights of appraisal in accordance with and as contemplated by Section 552.14 of the OTS Regulations and, to the extent not inconsistent therewith, Section 658.44 of the Florida Statutes, shall be entitled to receive the value of such shares in cash as determined pursuant to such provision of Law; provided, that no such payment shall be made to any dissenting stockholder unless and until such dissenting stockholder has complied with the applicable provisions of the OTS Regulations and the Florida Statutes and surrendered to

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Lochaven the certificate or certificates representing the shares for which payment is being made. In the event that after the Effective Time a dissenting stockholder of Lochaven fails to perfect, or effectively withdraws or loses, such holder's Right to appraisal and of payment for such holder's shares, Republic shall issue and deliver the consideration to which such holder of shares of Lochaven Common Stock is entitled under this Article 3 (without interest) upon surrender by such holder of the certificate or certificates representing shares of Lochaven Common Stock held by such holder.

                                    ARTICLE 4
                               EXCHANGE OF SHARES

         4.1 EXCHANGE PROCEDURES. Promptly after the Effective Time, Republic and Lochaven shall cause the exchange agent selected by Republic (the "Exchange Agent") to mail to the former stockholders of Lochaven appropriate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of Lochaven Common Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent). After the Effective Time, each holder of shares of Lochaven Common Stock (other than shares to be canceled pursuant to Section 3.3 of this Agreement or as to which dissenters' rights have been perfected as provided in Section 3.5 of this Agreement) issued and outstanding at the Effective Time shall surrender the certificate or certificates representing such shares to the Exchange Agent and shall promptly upon surrender thereof receive in exchange therefor the consideration provided in Section 3.1(c) of this Agreement, together with all undelivered dividends or distributions in respect of such shares (without interest thereon) pursuant to Section 4.2 of this Agreement. To the extent required by Section 3.4 of this Agreement, each holder of shares of Lochaven Common Stock issued and outstanding at the Effective Time also shall receive, upon surrender of the certificate or certificates representing such shares, cash in lieu of any fractional share of Republic Common Stock to which such holder may be otherwise entitled (without interest). Republic shall not be obligated to deliver the consideration to which any former holder of Lochaven Common Stock is entitled as a result of the Merger until such holder surrenders such holder's certificate or certificates representing the shares of Lochaven Common Stock for exchange as provided in this Section 4.1, or otherwise complies with the procedures of the Exchange Agent with respect to lost, stolen or destroyed certificates. The certificate or certificates of Lochaven Common Stock so surrendered shall be duly endorsed as the Exchange Agent may require. Any other provision of this Agreement notwithstanding, neither Republic, Lochaven nor the Exchange Agent shall be liable to a holder of Lochaven Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property Law.

         4.2 RIGHTS OF FORMER LOCHAVEN STOCKHOLDERS. At the Effective Time, the stock transfer books of Lochaven shall be closed as to holders of Lochaven Common Stock immediately prior to the Effective Time and no transfer of Lochaven Common

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Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 4.1 of this Agreement, each certificate theretofore representing shares of Lochaven Common Stock (other than shares to be canceled pursuant to Section 3.3 of this Agreement or as to which dissenters' rights have been perfected as provided in
Section 3.5 of this Agreement) shall from and after the Effective Time represent for all purposes only the Right to receive the consideration provided in Sections 3.1 and 3.4 of this Agreement in exchange therefor, subject, however to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which have been declared or made by Lochaven in respect of share shares of Lochaven Common Stock in accordance with the terms of this Agreement and which remain unpaid at the Effective Time. To the extent permitted by Law, former stockholders of record of Lochaven shall be entitled to vote after the Effective Time at any meeting of Republic stockholders the number of whole shares of Republic Common Stock into which their respective shares of Lochaven Common Stock are converted, regardless of whether such holders have exchanged their certificates representing Lochaven Common Stock for certificates representing Republic Common Stock in accordance with the provisions of this Agreement. Whenever a dividend or other distribution is declared by Republic on the Republic Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares issuable pursuant to this Agreement, but no dividend or other distribution payable to the holders of record of Republic Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing shares of Lochaven Common Stock issued and outstanding at the Effective Time until such holder surrenders such certificate for exchange as provided Section 4.1 of the Agreement. However, upon surrender of such Lochaven Common Stock certificate, both the Republic Common Stock certificate (together with all such undelivered dividends or other distributions without interest) and any undelivered dividends and cash payments to be paid for fractional share interests (without interest) shall be delivered and paid with respect to each share represented by such certificate.

                                    ARTICLE 5
                   REPRESENTATIONS AND WARRANTIES OF LOCHAVEN

         Lochaven hereby represents and warrants to Republic:

         5.1      ORGANIZATION, STANDING AND POWER.

                  (a) Lochaven is a federal savings and loan association duly organized, validly existing, and in good standing under the Laws of the United States, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Material Assets. Lochaven is duly qualified or licensed to transact business as a foreign corporation in good standing in the states of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of

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its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Lochaven.

                  (b) Lochaven is an "insured institution," as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, is a member of the Savings Association Insurance Fund and is a member in good standing of the Federal Home Loan Bank of Atlanta ("FHLB").

         5.2      AUTHORITY; NO BREACH BY AGREEMENT.

                  (a) Lochaven has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Lochaven, subject to the approval of this Agreement by the required vote of the holders of outstanding shares of Lochaven Common Stock, which is the only stockholder vote required for approval of this Agreement and consummation of the Merger by Lochaven. Subject to such requisite stockholder approval, this Agreement represents a legal, valid and binding obligation of Lochaven, enforceable against Lochaven in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors' Rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

                  (b) Neither the execution and delivery of this Agreement by Lochaven, the consummation by Lochaven of the transactions contemplated hereby, nor compliance by Lochaven with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of Lochaven's Charter or Bylaws; or
(ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any Lochaven Company under, any Contract or Permit of any Lochaven Company, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Lochaven; or
(iii) subject to receipt of the requisite Consents referred to in Section 9.1(b) of this Agreement, violate any Law or Order applicable to any Lochaven Company or any of their respective Material Assets.

                  (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and Securities Laws, and rules of the NASD, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty

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Corporation with respect to any employee benefit plans, or under the HSR Act, and other than Consents, filings or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Lochaven, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by Lochaven of the Merger and the other transactions contemplated in this Agreement.

         5.3      CAPITAL STOCK.

                  (a) The authorized capital stock of Lochaven consists of (i) 4,600,000 shares of Lochaven Common Stock, of which 609,094 shares are issued and outstanding as of the date of this Agreement and not more than 35,000 shares will be issued and outstanding at the Effective Time. All of the issued and outstanding shares of capital stock of Lochaven are duly and validly issued and outstanding and are fully paid and nonassessable under the Laws of the United States. None of the outstanding shares of capital stock of Lochaven has been issued in violation of any preemptive Rights of the current or past stockholders of Lochaven.

                  (b) Except as set forth in Section 5.3(a) of this Agreement, or as provided pursuant to the Stock Option Agreement, there are no shares of capital stock or other equity securities of Lochaven outstanding and no outstanding Rights relating to the capital stock of Lochaven.

         5.4 LOCHAVEN SUBSIDIARIES. Lochaven has disclosed in Section 5.4 of the Lochaven Disclosure Memorandum all of the Lochaven Subsidiaries as of the date of this Agreement. Lochaven or one of its Subsidiaries owns all of the issued and outstanding shares of capital stock of each Lochaven Subsidiary. No equity securities of any Lochaven Subsidiary are or may become required to be issued (other than to another Lochaven Company) by reason of any Rights, and there are no Contracts by which any Lochaven Subsidiary is bound to issue (other than to another Lochaven Company) additional shares of its capital stock or Rights or by which any Lochaven Company is or may be bound to transfer any shares of the capital stock of any Lochaven Subsidiary (other than to another Lochaven Company). There are no Contracts relating to the Rights of any Lochaven Company to vote or to dispose of any shares of the capital stock of any Lochaven Subsidiary. All of the shares of capital stock of each Lochaven Subsidiary held by an Lochaven Company are fully paid and nonassessable under the applicable corporation Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by the Lochaven Company free and clear of any lien. Each Lochaven Subsidiary is either a Federal savings association or a corporation, and is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease and operate its Assets and to carry on its business as now conducted. Each Lochaven Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good

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standing in the states of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Lochaven. Each Lochaven Subsidiary that is a depository institution is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and the deposits in which are insured by the Savings Association Insurance Fund.

         5.5      OTS FILINGS; FINANCIAL STATEMENTS.

                  (a) Lochaven has filed and made available to Republic all forms, reports and documents required to be filed by Lochaven with the SEC and/or the OTS since December 31, 1993 (collectively, the "Lochaven OTS Reports"). The Lochaven OTS Reports (i) at the time filed, complied in all Material respects with the applicable requirements of the OTS Regulations; and
(ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a Material fact or omit to state a Material fact required to be stated in such Lochaven OTS Reports or necessary in order to make the statements in such Lochaven OTS Reports, in light of the circumstances under which they were made, not misleading. Except for Lochaven Subsidiaries that are registered as a broker, dealer or investment advisor, none of Lochaven's Subsidiaries is required to file any forms, reports or other documents with the SEC.

                  (b) Each of the Lochaven Financial Statements (including, in each case, any related notes) contained in the Lochaven OTS Reports, including any Lochaven OTS Reports filed after the date of this Agreement until the Effective Time, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements, or in the case of unaudited statements, as permitted by regulatory accounting principles, and fairly presented the consolidated financial position of Lochaven and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be Material in amount.

         5.6 ABSENCE OF UNDISCLOSED LIABILITIES. No Lochaven Company has any liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Lochaven, except liabilities which are accrued or reserved against in the consolidated balance sheets of Lochaven as of December 31, 1997 included in the Lochaven Financial Statements or reflected in the notes thereto. No Lochaven Company has incurred or paid any Liability since December 31, 1997, except for such liabilities incurred or paid in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Lochaven.


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         5.7      ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 1997,
except as disclosed in Section 5.7 of the Lochaven Disclosure Memorandum, (i) there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Lochaven; and (ii) the Lochaven Companies have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a Material breach or violation of any of the covenants and agreements of Lochaven provided in Article 7 of this Agreement.

         5.8      TAX MATTERS.

                  (a) All Tax returns required to be filed by or on behalf of any of the Lochaven Companies have been timely filed or requests for extensions have been timely filed, granted and have not expired for periods ended on or before December 31, 1996, and on or before the date of the most recent fiscal year end immediately preceding the Effective Time, except to the extent that all such failures to file, taken together, are not reasonably likely to have a Material Adverse Effect on Lochaven, and all Tax returns filed are complete and accurate in all Material respects. All Taxes shown on filed Tax returns have been paid. There is no audit examination, deficiency or refund Litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a Material Adverse Effect on Lochaven, except as reserved against in the Lochaven Financial Statements delivered prior to the date of this Agreement. All Taxes and other liabilities due with respect to completed and settled examinations or concluded Litigation have been paid.

                  (b) None of the Lochaven Companies has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due that is currently in effect.

                  (c) Adequate provision for any Taxes due or to become due for any of the Lochaven Companies for the period or periods through and including the date of the respective Lochaven Financial Statements has been made and is reflected on such Lochaven Financial Statements.

                  (d) Deferred Taxes of the Lochaven Companies have been adequately provided for in the Lochaven Financial Statements.

                  (e) Each of the Lochaven Companies is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406

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of the Code, except for such instances of noncompliance and such omissions as are not reasonably likely to have individually or in the aggregate, a Material Adverse Effect on Lochaven.

                  (f) None of the Lochaven Companies has made any payments, is obligated to make any payments, or is a party to any Contract, agreement or other arrangement that could obligate it to make any payments that would be disallowed as a deduction under Section 380G or 162(m) of the Code.

                  (g) Except as set forth in Section 5.8 of the Lochaven Disclosure Memorandum there are no liens with respect to Taxes upon any of the Assets of the Lochaven Companies.

                  (h) There has not been an ownership change, as defined in Code
Section 382(g), of the Lochaven Companies that occurred during or after any taxable period in which the Lochaven Companies incurred a net operating loss that carries over to any Taxable Period ending after December 31, 1995.

                  (i) No Lochaven Company has filed any Consent under Section 341(f) of the Code concerning collapsible corporations.

                  (j) All Material elections with respect to Taxes affecting the Lochaven Companies as of the date of this Agreement have been or will be timely made as set forth in Section 5.8 of the Lochaven Disclosure Memorandum. After the date hereof, no election with respect to Taxes will be made without the prior written consent of Republic, which consent will not be unreasonably withheld.

                  (k) No Lochaven Company has or has had a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States and such foreign country.

         5.9 ASSETS. Except as disclosed in Section 5.9 of the Lochaven Disclosure Memorandum, the Lochaven Companies have good and marketable title, free and clear of all liens, to all of their respective Assets. All tangible properties used in the businesses of the Lochaven Companies are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with Lochaven's past practices. All Assets that are Material to Lochaven's business on a consolidated basis, held under leases or subleases by any of the Lochaven Companies, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting the enforcement of creditors' Rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect. The Lochaven Companies currently maintain insurance similar in amounts, scope and coverage to that maintained by other peer banking organizations. None of the Lochaven Companies has received notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated; or (ii) premium costs with respect to such policies of insurance will be substantially increased. There are presently no claims pending under such policies of insurance and no notices have been given by an Lochaven Company under such policies. The Assets of the Lochaven Companies include all Assets required to operate the business of the Lochaven Companies as presently conducted.

         5.10     ENVIRONMENTAL MATTERS.

                  (a) To the Knowledge of Lochaven, each Lochaven Company, its Participation Facilities and its Loan Properties are and have been in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Lochaven.

                  (b) There is no Litigation pending or to the Knowledge of Lochaven, threatened before any court, governmental agency or authority or other forum in which any Lochaven Company or any of its Loan Properties or Participation Facilities (or any Lochaven Company in respect of any such Loan Property or Participation Facility) has been or, with respect to threatened Litigation, may be named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law; or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under or involving a site owned, leased or operated by any Lochaven Company or any of its Loan Properties or Participation Facilities, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Lochaven.

                  (c) To the Knowledge of Lochaven, there have been no releases of Hazardous Material in, on, under or affecting any Participation Facility or Loan Property of an Lochaven Company, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Lochaven.

         5.11 COMPLIANCE WITH LAWS. Each Lochaven Company has in effect all Permits necessary for it to own, lease or operate its Material Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Lochaven, and there has occurred no default under any such Permit, other than defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Lochaven. None of the Lochaven Companies:

                  (a) is in violation of any Laws, Orders or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Lochaven; and

                  (b) has received any notification or communication from any agency or department of federal, state or local government or any Regulatory Authority or the staff thereof (i) asserting that any Lochaven Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Lochaven; (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Lochaven; or (iii) requiring any Lochaven Company to enter into or consent to the issuance of a cease and desist Order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management or the payment of dividends.

         5.12 LABOR RELATIONS. No Lochaven Company is the subject of any Litigation asserting that it or any other Lochaven Company has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state Law) or seeking to compel it or any other Lochaven Company to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving any Lochaven Company, pending or threatened, or to the Knowledge of Lochaven, is there any activity involving any Lochaven Company's employee's seeking to certify a collective bargaining unit or engaging in any other organization activity.

         5.13     EMPLOYEE BENEFIT PLANS.

                  (a) Lochaven has disclosed in Section 5.13 of the Lochaven Disclosure Memorandum, and has delivered or made available to Republic prior to the execution of this Agreement copies in each case of, all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus or other incentive plan, all other written employee programs, arrangements or agreements, all medical, vision, dental or other health plans, all life insurance plans and all other employee benefit plans or fringe benefit plans, including "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any Applied Company or ERISA Affiliate (as defined below) thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors or other beneficiaries are eligible to participate (collectively, the "Lochaven Benefit Plans"). Any of the Lochaven Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as an "Lochaven ERISA Plan." Each Lochaven ERISA Plan which is also a "defined benefit plan" (as defined in Section 414(j) of the Code) is referred to herein as an "Lochaven Pension Plan." No Lochaven Pension Plan is or has been a multiemployer plan within the meaning of Section 3(37) of ERISA.

                  (b) All Lochaven Benefit Plans are in compliance with the applicable terms of ERISA, the Code, and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Lochaven, and each Lochaven ERISA Plan which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service, and Lochaven is not aware of any circumstances likely to result in revocation of any such favorable determination letter. To the knowledge of Lochaven, no Lochaven Company has engaged in a transaction with respect to any Lochaven Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject any Lochaven Company to a Tax imposed by either Section 4975 of the Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Lochaven.

                  (c) No Lochaven Pension Plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, and the fair market value of the Assets of any such plan exceeds the plan's "benefit liabilities," as that term is defined in Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan terminated in accordance with all applicable legal requirements. Since the date of the most recent actuarial valuation, there has been (i) no Material change in the financial position of any Lochaven Pension Plan; (ii) no change in the actuarial assumptions with respect to any Lochaven Pension Plan; and (iii) no increase in benefits under any Lochaven Pension Plan as a result of plan amendments or changes in applicable Law which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Lochaven or materially adversely affect the funding status of any such plan. Neither any Lochaven Pension Plan nor any "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any Lochaven Company, or the single-employer plan of any entity which is considered one employer with Lochaven under Section 4001 of ERISA or Section 414 of the Code or Section 302 of ERISA (whether or not waived) (an "ERISA Affiliate") has an "accumulated funding deficiency" within the meaning of Section 412 of the Code or Section 302 of ERISA, which is reasonably likely to have a Material Adverse Effect on Lochaven. No Lochaven Company has provided or is required to provide, security to an Lochaven Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

                  (d) Within the six-year period preceding the Effective Time, no liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by any Lochaven Company with respect to any ongoing, frozen or terminated single-employer plan or the single-employer plan of any ERISA Affiliate, which liability is reasonably likely to have a Material Adverse Effect on Lochaven. No Lochaven Company has incurred any withdrawal Liability with respect to a multiemployer plan under Subtitle B of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate), which Liability is reasonably likely to have a Material Adverse Effect on Lochaven. No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Lochaven Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof.

                  (e) No Lochaven Company has any Liability for retiree health and life benefits under any of the Lochaven Benefit Plan and there are no restrictions on the Rights of such Lochaven Company to amend or terminate any such Plan without incurring any liability thereunder, which liability is reasonably likely to have a Material Adverse Effect on Lochaven.

                  (f) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of any Lochaven Company from any Lochaven Company under any Lochaven Benefit Plan or otherwise; (ii) increase any benefits otherwise payable under any Lochaven Benefit Plan; or
(iii) result in any acceleration of the time of payment or vesting of any such benefit, where such payment, increase or acceleration is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Lochaven.

                  (g) The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement or employment agreement) of employees and former employees of any Lochaven Company and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Code or Section 302 of ERISA, have been fully reflected on the Lochaven Financial Statements to the extent required by and in accordance with GAAP.

         5.14 MATERIAL CONTRACTS. Except as otherwise reflected in the Lochaven Financial Statements, none of the Lochaven Companies, nor any of their respective Assets, businesses or operations is a party to or is bound or affected by or receives benefits under (i) any employment, severance, terminating, consulting or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $100,000; (ii) any Contract relating to the borrowing of money by any Lochaven Company or the guarantee by any Lochaven Company of any such obligation (other than Contracts evidencing deposit Liabilities, purchases of federal funds, fully-secured repurchase agreements and Federal Home Loan Bank advances of depository institution subsidiaries, trade payables and Contracts relating to borrowings or guarantees made in the ordinary course of business); and (iii) any other Contract or amendment thereto that would be required to be filed as an exhibit to a Form 10-K filed by Lochaven with the OTS as of the date of this Agreement or in any Form 10-K filed for the fiscal year ended December 1996 or any subsequent fiscal year if Lochaven had been required to make such filings with the OTS, or in another SEC document and identified to Republic (together with all Contracts referred to in Section 5.8 and 5.13(a) of this Agreement, the "Lochaven Contracts"). With respect to each Lochaven Contract: (i) the Contract is in full force and effect; (ii) no Lochaven Company is in default thereunder, other than defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Lochaven; (iii) no Lochaven Company has repudiated or waived any Material provision of any such Contract; and (iv) no other party to any such Contract is, to the Knowledge of Lochaven, in default in any respect, other than defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Lochaven or has repudiated or waived any Material provision thereunder. Except for FHLB advances, all of the indebtedness of any Lochaven Company for money borrowed is prepayable at any time by such Lochaven Company without penalty or premium.

         5.15     LEGAL PROCEEDINGS.

                  (a) Except as disclosed in Section 5.15(a) of the Lochaven Disclosure Memorandum, there is no Litigation instituted or pending or, to the knowledge of Lochaven, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any Lochaven Company, or against any Asset, employee benefit plan, interest or Right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Lochaven, nor are there any Orders of any Regulatory Authorities, other than governmental authorities, or arbitrators outstanding against any Lochaven Company, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Lochaven.

                  (b) Section 5.15(b) of the Lochaven Disclosure Memorandum includes a summary report of all Litigation as of the date of this Agreement to which any Lochaven Company is a party and which names an Lochaven Company as a defendant or cross-defendant and where the maximum exposure is estimated to be $100,000 or more.

         5.16 REPORTS. Since January 1, 1993, or the date of organization if later, each Lochaven Company has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with any Regulatory Authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a

Material Adverse Effect on Lochaven). As of their respective dates, each of such reports and documents, including the financial statements, exhibits and schedules thereto, complied in all Material respects with all applicable Laws. As of its respective date, each such report and document did not, in all Material respects, contain any untrue statement of a Material fact or omit to state a Material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

         5.17 STATEMENTS TRUE AND CORRECT. None of the information supplied or to be supplied by any Lochaven Company or any Affiliate thereof for inclusion in the Registration Statement to be filed by Republic with the SEC will, when the Registration Statement becomes effective, be false or misleading with respect to any Material fact, or omit to state any Material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any Lochaven Company or any Affiliate thereof for inclusion in the Proxy Statements to be mailed to Republic's and Lochaven's stockholders in connection with the irrespective Stockholders' Meetings, and any other documents to be filed by an Lochaven Company or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statements, when first mailed to the stockholders of Republic and Lochaven, be false or misleading with respect to any Material fact, or omit to state any Material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or, in the case of the Proxy Statements or any amendment thereof or supplement thereto, at the time of the Stockholders' Meetings, be false or misleading with respect to any Material fact, or omit to state any Material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Stockholders' Meetings. All documents that any Lochaven Company or any Affiliate thereof is responsible for filing with any regulatory authority in connection with the transactions contemplated hereby will comply as to form in all Material respects with the provisions of applicable Law.

         5.18 TAX AND REGULATORY MATTERS. Except as specifically contemplated by this Agreement, no Lochaven Company or any Affiliate thereof has taken or agreed to take any action or has any knowledge of any fact or circumstance that is reasonably likely to (i) prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of Section 368(a) of the Code; or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the last sentence of such section.

         5.19 CHARTER PROVISIONS. Each Lochaven Company has taken all action so that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any Rights to any Person under the Charter or Articles of Incorporation, Bylaws or other governing instruments of any Lochaven Company or restrict or impair the ability of Republic or any of its Subsidiaries to vote or otherwise to exercise the Rights of a stockholder with respect to shares of any Lochaven Company that may be directly or indirectly acquired or controlled by it.

         5.20 DERIVATIVES CONTRACTS. Except as disclosed in Section 5.20 of the Lochaven Disclosure Memorandum, neither Lochaven nor any of its Subsidiaries is a party to or has agreed to enter into an exchange-traded or over-the-counter swap, forward, future, option, cap, floor or collar financial Contract, or any other interest rate or foreign currency protection Contract not included on its balance sheet which is a financial derivative Contract (including various combinations thereof).

                                    ARTICLE 6

                   REPRESENTATIONS AND WARRANTIES OF REPUBLIC

         Republic hereby represents and warrants to Lochaven as follows:

         6.1 ORGANIZATION, STANDING AND POWER. Republic is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Material Assets. The Bank is a commercial bank duly organized, validly existing and in good standing under the laws of the State of Florida and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Materials Assets. Republic and the Bank is each duly qualified or licensed to transact business as a foreign corporation in good standing in the states of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Republic.

         6.2      AUTHORITY; NO BREACH BY AGREEMENT.

                  (a) Republic and the Bank each has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Republic and the Bank. This Agreement represents a legal, valid and binding obligation of Republic and the Bank, enforceable against Republic and the Bank in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors' Rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

                  (b) Neither the execution and delivery of this Agreement by Republic or the Bank nor the consummation by Republic or the Bank of the transactions contemplated hereby nor compliance by Republic or the Bank with any of the provisions hereof will (i) conflict with or result in a breach of any provision of Republic's or the Bank's Articles of Incorporation or By-laws; or
(ii) constitute or result in a default under, or require any Consent pursuant to or result in the creation of any lien or any asset of any Republic Company under any Contract or Permit of any Republic Company, where such default or lien or any failure to obtain such Consent is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Republic; or (iii) subject to receipt of the requisite Consents referred to in Section 9.1(b) of this Agreement, violate any Law or Order applicable to any Republic Company or any of their respective Material Assets.

                  (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and Securities Laws and rules of the NASD and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act and other Consents, filings or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate a Material Adverse Effect on Republic, no notice to, filing with or Consent of any public body or authority is necessary for the consummation by Republic of the Merger and the other transactions contemplated in this Agreement.

         6.3 CAPITAL STOCK. The authorized capital stock of Republic consists of 20,000,000 shares of Republic Common Stock, of which 7,035,886 shares were issued and outstanding as of the date of this Agreement, and 100,000 shares of Republic Preferred Stock, of which 75,000 shares were issued and outstanding as of the date of this Agreement. All of the issued and outstanding shares of Republic Common Stock and Republic Preferred Stock are, and all of the shares of Republic Common Stock to be issued in exchange for shares of Lochaven Common Stock upon consummation of the Merger, when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and nonassessable under the Florida Business Corporation Act. None of the outstanding shares of Republic Common Stock has been, and none of the shares of Republic Common Stock to be issued in exchange for shares of Lochaven Common Stock upon consummation of the Merger will be issued in violation of any preemptive Rights of the current or past stockholders of Republic.

         6.4 REPUBLIC SUBSIDIARIES. Republic or one of its Subsidiaries owns all of the issued and outstanding shares of capital stock of the Bank and each other Republic Subsidiary. No equity securities of any Republic Subsidiary are or may become required to be issued (other than to another Republic Company) by reason of any Rights, and there are no Contracts by which any Republic Subsidiary is bound to issue (other than to another Republic Company) additional shares of its capital stock or Rights or by which any Republic Company is or may be bound to transfer any shares of the capital stock of any Republic Subsidiary (other than to another Republic Company). There are no Contracts relating to the Rights of any Republic Company to vote or to dispose of any shares of the capital stock of any Republic Subsidiary. All of the shares of capital stock of each Republic Subsidiary held by a Republic Company are fully paid and nonassessable under the applicable corporation Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by the Republic Company free and clear of any Lien. Each Republic Subsidiary is either a bank or a corporation, and is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease and operate its Assets and to carry on its business as now conducted. Each Republic Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Republic. Each Republic Subsidiary that is a depository institution is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and the deposits in which are insured by the Bank Insurance Fund or Savings Association Insurance Fund.

         6.5      SEC FILINGS; FINANCIAL STATEMENTS.

                  (a) Republic has filed and made available to Lochaven all forms, reports and documents required to be filed by Republic and the Bank with the FDIC and the SEC since December 31, 1994, other than registration statements on Forms S-4 and S-8 (collectively, the "Republic SEC Reports"). The Republic SEC Reports (i) at the time filed, complied in all Material respects with the applicable requirements of the 1933 Act and the 1934 Act, as the case may be; and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a Material fact or omit to state a Material fact required to be stated in such Republic SEC Reports or necessary in order to make the statements in such Republic SEC Reports, in light of the circumstances under which they were made, not misleading.

                  (b) Each of the Republic Financial Statements (including, in each case, any related notes) contained in the Republic SEC Reports, including any Republic SEC Reports filed after the date of this Agreement until the Effective Time, complied as to form in all Material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), and fairly presented the consolidated financial position of Republic and its subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be Material in amount.

         6.6 ABSENCE OF UNDISCLOSED LIABILITIES. To the Knowledge of Republic, no Republic Company has any Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Republic, except Liabilities which are accrued or reserved against in the consolidated balance sheets of Republic as of December 31, 1997 included in the Republic Financial Statements or reflected in the notes thereto. Except as disclosed in
Section 6.6 of the Republic Disclosure Memorandum, no Republic Company has incurred or paid any Liability since December 31, 1997, except for such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Republic.

         6.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 1997, except as disclosed in the Republic Financial Statements delivered prior to the date of this Agreement or in Section 6.7 of the Republic Disclosure Memorandum,
(i) there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Republic; and (ii) the Republic Companies have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a Material breach or violation of any of the covenants and agreements of Republic provided in Article 7 of this Agreement.

         6.8      TAX MATTERS.

                  (a) All Tax Returns required to be filed by or on behalf of any of the Republic Companies have been timely filed or requests for extensions have been timely filed, granted and have not expired for periods ended on or before December 31, 1997, and on or before the date of the most recent fiscal year end immediately preceding the Effective Time, except to the extent that all such failures to file, taken together, are not reasonably likely to have a Material Adverse Effect on Republic, and all Tax Returns filed are complete and accurate in all Material respects. All Taxes shown on filed Tax Returns have been paid. There is no audit examination, deficiency or refund Litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a Material Adverse Effect on Republic, except as reserved against in the Republic Financial Statements delivered prior to the date of this Agreement. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid.

                  (b) Adequate provision for any Taxes due or to become due for any of the Republic Companies for the period or periods through and including the date of the respective Republic Financial Statements has been made and is reflected on such Republic Financial Statements.

                  (c) Deferred Taxes of the Republic Companies have been adequately provided for in the Republic Financial Statements.

         6.9      ENVIRONMENTAL MATTERS.

                  (a) To the Knowledge of Republic, each Republic Company, its Participation Facilities and its Loan Properties are and have been in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Republic.

                  (b) There is no Litigation pending or, to the Knowledge of Republic, threatened before any court, governmental agency or authority or other forum in which any Republic Company or any of its Loan Properties or Participation Facilities has been or, with respect to threatened Litigation, may be named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law; or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under or involving any of its Loan Properties or Participation Facilities, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Republic.

                  (c) To the Knowledge of Republic, there have been no releases of Hazardous Material in, on, under or affecting any Participation Facility or Loan Property of a Republic Company, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Republic.

         6.10 COMPLIANCE WITH LAWS. Republic is duly registered as a bank holding company under the BHC Act. Each Republic Company has in effect all Permits necessary for it to own, lease or operate its Material Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Republic, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Republic. No Republic Company:

                  (a) is in violation of any Laws, Orders or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Republic; and

                  (b) has received any notification or communication from any agency or department of federal, state or local government or any Regulatory Authority or the staff thereof (i) asserting that any Republic Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Republic; (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Republic; or (iii) requiring any Republic Company to enter into or consent to the issuance of a cease and desist Order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management or the payment of dividends.

         6.11 LEGAL PROCEEDINGS. Except as set forth in Section 6.11 of the Republic Disclosure Memorandum, there is no Litigation instituted or pending or, to the Knowledge of Republic, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any Republic Company, or against any Asset, interest or Right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Republic, nor are there any Orders of any Regulatory Authorities, other governmental authorities or arbitrators outstanding against any Republic Company, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Republic.

         6.12 REPORTS. Since January 1, 1993, or the date of organization if later, each Republic Company has filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with Regulatory Authorities (except, in the case of state securities authorities, failures to file which are no reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Republic). As of their respective dates, each of such reports and documents, including the financial statements, exhibits and schedules thereto, complied in all Material respects with all applicable Laws. As of its respective date, each such report and document did not, in all Material respects, contain any untrue statement of a Material fact or omit to state a Material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

         6.13 STATEMENTS TRUE AND CORRECT. None of the information supplied or to be supplied by any Republic Company or any Affiliate thereof for inclusion in the Registration Statement to be filed by Republic with the SEC will, when the Registration Statement becomes effective, be false or misleading with respect to any Material fact or omit to state any Material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any Republic Company or any Affiliate thereof for inclusion in the Proxy Statement/Prospectus to be mailed to Lochaven's stockholders in connection with its Stockholders' Meeting, and any other documents to be filed by any Republic Company or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby will, at the respective time such documents are filed, and with respect to the Proxy Statement/Prospectus, when first mailed to the stockholders of Lochaven, be false or misleading with respect to any Material fact or omit to state any Material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or, in the case of the Proxy Statement/Prospectus or any amendment thereof or supplement thereto, at the time of the Stockholders' Meeting, be false or misleading with respect to any Material fact, or omit to state any Material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Stockholders' Meeting. All documents that any Republic Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all Material respects with the provisions of applicable Law.

         6.14 TAX AND REGULATORY MATTERS. Except as specifically contemplated by this Agreement, no Republic Company or any Affiliate thereof has taken or agreed to take any action or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the transactions contemplated hereby, including the Merger, from qualifying for treatment as a reorganization within the meaning of Section 368(a) of the Code; or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

                                    ARTICLE 7

                    CONDUCT OF BUSINESS PENDING CONSUMMATION

         7.1 AFFIRMATIVE COVENANTS OF LOCHAVEN. Unless the prior written consent of Republic shall have been obtained and, except as otherwise expressly contemplated herein, Lochaven shall and shall cause each of its Subsidiaries to
(i) operate its business only in the usual, regular and ordinary course; (ii) preserve intact its business organization and Assets and maintain its Rights and franchises; (iii) use its reasonable efforts to maintain its current employee relationships; and (iv) take no action which would (a) adversely affect the ability of any party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentence of Section 9.1(b) of this Agreement; or (b) adversely affect the ability of any party to perform its covenants and agreements under this Agreement.

         7.2 NEGATIVE COVENANTS OF LOCHAVEN. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, Lochaven covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following without the prior written consent of an authorized officer of
Republic:

                  (a) amend the Charter or Articles of Incorporation, Bylaws or other governing instruments of any Lochaven Company; or

                  (b) incur any additional debt obligation or other obligation for borrowed money (other than indebtedness of an Lochaven Company to another Lochaven Company) in excess of an aggregate of $50,000 (for the Lochaven Companies on a consolidated basis) except in the ordinary course of the business of Lochaven or the Lochaven Subsidiaries consistent with past practices (which shall include, for Lochaven and the Lochaven Subsidiaries that are depository institutions, creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve Bank or Federal Home Loan Bank, and entry into repurchase agreements fully secured by U.S. government or agency securities), or impose or suffer the imposition on any Asset of any Lochaven Company of any Lien or permit any such Lien to exist (other than in connection with deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business, the satisfaction of legal requirements in the exercise of trust powers, and Liens in effect as of the date hereof that are disclosed in the Lochaven Disclosure Memorandum); or

                  (c) repurchase, redeem or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any Lochaven Company, or declare or pay any dividend or make any other distribution in respect of Lochaven's capital stock; provided that, notwithstanding the provisions of Section 1.3 of this Agreement, the parties shall cooperate in selecting the Effective Time to ensure that, with respect to the quarterly period in which the Effective Time occurs, the holders of Lochaven Common Stock do not receive both a dividend in respect of their Lochaven Common Stock and a dividend in respect of Republic Common Stock or fail to receive any dividend; or

                  (d) except for this Agreement or pursuant to the terms of the Lochaven options, issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber or authorize the issuance of or otherwise permit to become outstanding any additional shares of Lochaven Common Stock or any other capital stock of any Lochaven Company, or any stock appreciation Rights, or any option, warrant, conversion or other Right to acquire any such stock or any security convertible into any such stock; or

                  (e) adjust, split, combine or reclassify any capital stock of any Lochaven Company or issue or authorize the issuance of any other securities in respect of or in substitution for shares of Lochaven Common Stock, or sell, lease, mortgage or otherwise dispose of or otherwise encumber (x) any shares of capital stock of any Lochaven Subsidiary (unless any such shares of stock are sold or otherwise transferred to another Lochaven Company) or (y) any Asset other than in the ordinary course of business for reasonable and adequate consideration; or

                  (f) except for purchases of U.S. Treasury securities or U.S. Government agency securities, which in either case have maturities of three years of less, purchase any securities or make any Material investment, either by purchase of stock or securities, contributions to capital, Asset transfers, or purchase of any Assets, in any Person other than a wholly-owned Lochaven Subsidiary, or otherwise acquire direct or indirect control over any Person, other than in connection with (i) foreclosures in the ordinary course of business; (ii) acquisitions of control by a depository institution Subsidiary in its fiduciary capacity; or (iii) the creation of new wholly-owned Subsidiaries organized to conduct or continue activities otherwise permitted by this Agreement; or

                  (g) grant any increase in compensation or benefits to the employees or officers of any Lochaven Company, except in accordance with past practice disclosed in Section 7.2(g) of the Lochaven Disclosure Memorandum or as required by Law; pay any severance or termination pay or any bonus other than pursuant to written policies or written Contracts in effect on the date of this Agreement; except as authorized by Section 8.13 of this Agreement, enter into or amend any severance agreements with officers of any Lochaven Company; grant any Material increase in fees or other increases in compensation or other benefits to directors of any Lochaven Company, except in accordance with past practice disclosed in Section 7.2(g) of the Lochaven Disclosure Memorandum; or voluntarily accelerate the vesting of any stock options or other stock-based compensation or employee benefits; or

                  (h) except as authorized by Section 8.13 of this Agreement, enter into or amend any employment Contract between any Lochaven Company and any Person (unless such amendment is required by Law) that the Lochaven Company does not have the unconditional Right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time; or

                  (i) adopt any new employee benefit plan of any Lochaven Company or make any Material change in or to any existing employee benefit plans of any Lochaven Company other than any such change that it required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the Tax qualified status of any such plan; or

                  (j) make any significant change in any Tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in Tax Laws or regulatory accounting requirements or GAAP; or

                  (k) commence any Litigation other than in accordance with past practice or settle any Litigation involving any Liability of any Lochaven Company for Material money damages or restrictions upon the operations of any Lochaven Company; or

                  (l) except in the ordinary course of business, modify, amend or terminate any Material Contract or waive, release, compromise or assign any Material Contract or waive, release, compromise or assign any Material Rights or claims.

         7.3 COVENANTS OF REPUBLIC. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, Republic covenants and agrees that it shall (i) continue to conduct its business and the business of its Subsidiaries in a manner designed in its reasonable judgment, to enhance the long-term value of the Republic Common Stock and the business prospects of the Republic Companies; and (ii) take no action which would (a) materially adversely affect the ability of any party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentence of Section 9.1(b) of this Agreement; or (b) materially adversely affect the ability of any party to perform its covenants and agreements under this Agreement; provided, that the foregoing shall not prevent any Republic Company from discontinuing or disposing of any of its Assets or business if such action is, in the judgment of Republic, desirable in the conduct of the business of Republic and its Subsidiaries.

         7.4 ADVERSE CHANGES IN CONDITION. Each party agrees to give written notice promptly to the other party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on it; or (ii) would cause or constitute a Material breach of any of its representations, warranties or covenants contained herein, and to use its reasonable effects to prevent or promptly to remedy the same.

         7.5 REPORTS. Each party and its Subsidiaries shall file all reports required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to the other party copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports filed with the SEC, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in stockholders' equity and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end adjustments that are not Material). As of their respective dates, such reports filed with the SEC will comply in all Material respects with the Securities Laws and will not contain any untrue statement of a Material fact or omit to state a Material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to another Regulatory Authority shall be prepared in accordance with Laws applicable to such reports.

                                    ARTICLE 8
                              ADDITIONAL AGREEMENTS

         8.1 REGISTRATION STATEMENT; PROXY STATEMENT; STOCKHOLDER APPROVAL. As soon as reasonably practicable after execution of this Agreement, Republic shall file the Registration Statement with the SEC and shall use its reasonable efforts to cause the Registration Statement to become effective under the 1933 Act and take any action required to be taken under the applicable state Blue Sky or Securities Laws in connection with the issuance of the shares of Republic Common Stock upon consummation of the Merger. Lochaven shall furnish all information concerning it and the holders of its capital stock as Republic may reasonably request in connection with such action. Lochaven shall call the Stockholders' Meeting, to be held as soon as reasonably practicable after the Registration Statement is declared effective by the SEC, for the purpose of voting upon approval of this Agreement and such other related matters as Lochaven deems appropriate. In connection with the Stockholders' Meeting, (i) Lochaven shall mail the Proxy Statement/Prospectus to its stockholders; (ii) the parties shall furnish to each other all information concerning them that they may reasonably request in connection with such Proxy Statement/Prospectus; (iii) the Board of Directors of Lochaven shall recommend (subject to compliance with its fiduciary duties as advised by counsel) to Lochaven's stockholders the approval of the matters submitted for approval; and (iv) the Board of Directors and officers of Lochaven shall (subject to compliance with its fiduciary duties as advised by counsel) use its reasonable efforts to obtain such stockholders' approval.

         8.2 EXCHANGE LISTING. Republic shall use its reasonable efforts to list, prior to the Effective Time, on the National Market, subject to official notice of issuance, the shares of Republic Common Stock to be issued to the holders of Lochaven Common Stock pursuant to the Merger.

         8.3 APPLICATIONS. Republic shall promptly prepare and file, and Lochaven shall cooperate in the preparation and, where appropriate, filing of, applications with all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement.

         8.4 FILINGS WITH STATE OFFICES. Upon the terms and subject to the conditions of this Agreement, Republic and Lochaven shall execute and file a Certificate of Merger with the Department.

         8.5 AGREEMENT AS TO EFFORTS TO CONSUMMATE. Subject to the terms and conditions of this Agreement, each party agrees to use, and to cause its Subsidiaries to use, its reasonable best efforts to take, or cause to be taken, all actions and to do or cause to be done all things necessary, proper or advisable under applicable Laws to consummate and make effective, as soon as reasonably practicable after the date of this Agreement, the transactions contemplated by this Agreement, including using its reasonable best efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in Article 9 of this Agreement; provided that nothing herein shall preclude either party from exercising its Rights under this Agreement. Each party shall use, and shall cause each of its Subsidiaries to use, its reasonable best efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement.

         8.6      INVESTIGATION AND CONFIDENTIALITY.

                  (a) Prior to the Effective Time, each party shall keep the other party advised of all Material developments relevant to its business and to consummation of the Merger and shall permit the other party to make or cause to be made such investigation of the business and properties of its and its Subsidiaries and of their respective financial and legal conditions as the other party reasonably requests, provided that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operation. No investigation by a party shall affect the representations and warranties of the other party.

                  (b) Each party shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other party concerning its and its Subsidiaries' businesses, operations and financial positions ("Confidential Information") and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. Each party shall maintain the confidentiality of all Confidential Information obtained in connection with this Agreement or the transactions contemplated hereby unless (i) such information becomes publicly available through no fault of such party, or was, is or becomes available to that party from a source other than the other party or its Representatives, which source was itself not bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality with respect to that information; or (ii) the furnishing or use of such information is required by proper judicial, administrative or other legal proceeding, provided that the other party is promptly notified in writing of such request, unless such notification is not, in the opinion of counsel, permitted by Law. Each party and its Representatives will hold and maintain all Confidential Information in confidence and will not disclose to any third party or permit any third party access to any Confidential Information or the substance thereof; provided that a party may disclose Confidential Information to such of its Representatives who need to know such information in connection with the transactions contemplated hereby. If this Agreement is terminated prior to the Effective Time, each party shall promptly return or certify the destruction of all documents and copies thereof, and all work papers containing confidential information received from the other party.

                  (c) Each party agrees to give the other party notice as soon as practicable after any determination by it of any fact or occurrence relating to the other party which it has discovered through the course of its investigation and which represents, or is reasonably likely to represent, either a Material breach of any representation, warranty, covenant or agreement of the other party or which has had or is reasonably likely to have a Material Adverse Effect on the other party.

         8.7 PRESS RELEASES. Prior to the Effective Time, Republic and Lochaven shall mutually agree upon and jointly issue any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided that nothing in this Section 8.7 shall be deemed to prohibit any party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such party's disclosure obligations imposed by Law.

         8.8 CERTAIN ACTIONS. Except with respect to this Agreement and the transactions contemplated hereby, no Lochaven Company nor any Affiliate thereof nor any Representatives thereof retained by any Lochaven Company shall directly or indirectly solicit any Acquisition Proposal by any Person. Except to the extent necessary to comply with the fiduciary duties of Lochaven's Board of Directors as advised by counsel, no Lochaven Company or any Affiliate or Representative thereof shall furnish any non-public information that it is not legally obligated to furnish, or negotiate with respect to, or enter into any Contract with respect to, any Acquisition Proposal, but Lochaven may communicate information about such an Acquisition Proposal to its stockholders if and to the extent that it is required to do so in order to comply with its legal obligations as advised by counsel. Lochaven shall promptly notify Republic orally and in writing in the event that it receives any inquiry or proposal relating to any such transaction. Lochaven shall (i) immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any of the foregoing; and (ii) direct and use its reasonable efforts to cause all of its Representatives not to engage in any of the foregoing.

         8.9 TAX TREATMENT. Each of the parties undertakes and agrees to use its reasonable efforts to cause the Merger, and to take no action which would cause the Merger not, to qualify for treatment as a "reorganization" within the meaning of Section 368(a) of the Code for federal income Tax purposes.

         8.10 STATE TAKEOVER LAWS. Each Lochaven Company shall take all necessary steps to exempt the transactions contemplated by this Agreement from, or if necessary challenge the validity or applicability of, any applicable state or federal "moratorium", "control share", "fair price", "business combination" or other anti-takeover statute or regulation ("Takeover Laws").

         8.11 CHARTER PROVISIONS. Each Lochaven Company shall take all necessary action to ensure that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated hereby do not and will not result in the grant of any Rights to any Person under the Charter or Articles of Incorporation, Bylaws, or other governing instruments of any Lochaven Company or restrict or impair the ability of Republic or any of its Subsidiaries to vote, or otherwise to exercise the Rights of a stockholder with respect to, shares of any Lochaven Company that may be directly or indirectly acquired or controlled by it.

         8.12 AGREEMENT OF AFFILIATES. Lochaven has disclosed in Section 8.12 of the Lochaven Disclosure Memorandum each Person whom it reasonably believes is an "affiliate" of Lochaven for purposes of Rule 145 under the 1933 Act. Lochaven shall use its reasonable efforts to cause each such Person to deliver to Republic not later than 30 days prior to the Effective Time, a written agreement, in substantially the form of Exhibit 2, providing that such Person will not sell, pledge, transfer, or otherwise dispose of the shares of Lochaven Common Stock held by such Person except as contemplated by such agreement or by this Agreement and will not sell, pledge, transfer, or otherwise dispose of the shares of Republic Common Stock to be received by such Person upon consummation of the Merger except in compliance with applicable provisions of the 1933 Act and the rules and regulations thereunder and until such time as financial results covering at least 30 days of combined operations of Republic and

Lochaven have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies Shares of Republic Common Stock issued to such affiliates of Lochaven in exchange for shares of Lochaven Common Stock shall not be transferable until such time as financial results covering at least 30 days of combined operations of Republic and Lochaven have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies, regardless of whether each such affiliate has provided the written agreement referred to in this Section 8.12 (and Republic shall be entitled to place restrictive legends upon certificates for shares of Republic Common Stock issued to affiliates of Lochaven pursuant to this Agreement to enforce the provisions of this Section 8.12). Republic shall not be required to maintain the effectiveness of the Registration Statement under the 1933 Act for the purposes of resale of Republic Common Stock by such affiliates.

         8.13     EMPLOYEE BENEFITS AND CONTRACTS.

                  (a) Following the Effective Time, Republic shall provide generally to officers and employees of the Lochaven Companies, who at or after the Effective Time become employees of a Republic Company, employee benefits under employee benefits under employee benefit plans (other than stock option or other plans involving the potential issuance of Republic Common Stock except as set forth in this Section 8.13), on terms and conditions which when taken as a whole are substantially similar to those currently provided by the Republic Companies to their similarly situated officers and employees. For purposes of participation and vesting (but not accrual of benefits) under such employee benefit plan, (i) service under any qualified defined benefit plans of Lochaven should be treated as service under Republic's qualified defined benefit plans,
(ii) service under any qualified defined contribution plans of Lochaven shall be treated as service under Republic's qualified defined contribution plans, and
(ii) service under any other employee benefit plans maintained by Republic.

                  (b) Following the Effective Time, Republic shall honor on terms reasonably agreed upon by the parties all employment, severance, consulting and other compensation Contracts disclosed in Section 8.13 of the Lochaven Disclosure Memorandum to Republic between any Lochaven Company and any current or former director, officer or employee thereof, and all provisions for vested benefits or other vested amounts earned or accrued through the Effective Time under the Lochaven Benefit Plans.

                  (c) For a period of one year following the Effective Time, Republic shall make a severance payment to any former Lochaven employee terminated by Republic without cause during such period in an amount equal to the product of such employee's salary or base pay for two weeks multiplied by the number of whole years such employee was employed with Lochaven.

         8.14     INDEMNIFICATION.

                  (a) Republic shall indemnify, defend, and hold harmless the present and former directors, officers, employees and agents of the Lochaven Companies (each, an "Indemnified Party") against all Liabilities arising out of actions or omissions occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement) to the full extent permitted under the OTS Regulations, to the extent not inconsistent with the Florida Business Corporation Act, and by Lochaven's Charter and Bylaws as in effect on the date hereof, including provisions relating to advances of expenses incurred in the defense of any Litigation. Without limiting the foregoing, in any case in which approval by Republic is required to effectuate any indemnification, Republic shall direct, at the election of the Indemnified Party, that the determination of any such approval shall be made by independent counsel mutually agreed upon between Republic and the Indemnified Party.

                  (b) If Republic or any of its successors or assigns shall consolidate with or merge into any other Person and shall not be the continuing or surviving Person of such consolidation or merger or shall transfer all or substantially all of its Assets to any Person, then and in each case, proper provision shall be made so that the successors and assigns of Republic shall assume the obligations set forth in this Section 8.14.

                  (c) The provisions of this Section 8.14 are intended to be for the benefit of and shall be enforceable by, each Indemnified Party, his or her heirs and representatives.

         8.15 CERTAIN MODIFICATIONS. Republic and Lochaven shall consult with respect to their loan, Litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) and Lochaven shall make such modifications or changes to its policies and practices, if any, prior to the Effective Time, as may be mutually agreed upon. Republic and Lochaven also shall consult with respect to the character, amount and timing of restructuring and Merger-related expense charges to be taken by each of the parties in connection with the transactions contemplated by this Agreement and shall take such charges in accordance with GAAP, prior to the Effective Time, as may be mutually agreed upon by the parties. Neither parties' representations, warranties and covenants contained in this Agreement shall be deemed to be inaccurate or breached in any respect as a consequence of any modifications or charges undertaken solely on account of this Section 8.15.

                                    ARTICLE 9

                CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

         9.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY. The respective obligations of each party to perform this Agreement and to consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both parties pursuant to Section 11.6 of this Agreement:

                  (A) STOCKHOLDER APPROVAL. The stockholders of Lochaven shall have approved this Agreement, and the consummation of the transactions contemplated hereby, including the Merger, as and to the extent required by Law, by the provisions of any governing instrument, or by the rules of the NASD.

                  (B) REGULATORY APPROVALS. All Consents of, filings and registration with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority that is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner (including requirements relating to the raising of additional capital or the disposition of Assets) that in the reasonable judgment of the Board of Directors of Republic would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, Republic would not, in its reasonable judgement, have entered into this Agreement.

                  (C) CONSENTS AND APPROVALS. Each party shall have obtained any and all Consents required for consummation of the Merger (other than those referred to in Section 9.1(b) of this Agreement) or for the preventing of any Default under any Contract or Permit of such party that, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on such party. No Consent so obtained that is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner which in the reasonable judgment of the Board of Directors of Republic would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement so as to render inadvisable the consummation of the Merger.

                  (D) LEGAL PROCEEDINGS. No court or governmental or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced, or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action which prohibits, restricts, or makes illegal consummation of the transactions contemplated by this Agreement.

                  (E) REGISTRATION STATEMENT. The Registration Statement shall have become effective under the 1933 Act, no stop Orders suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding, or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state Securities Laws or the 1933 Act relating to the issuance or trading of the shares of Republic Common Stock issuable pursuant to the Merger shall have been received.

                  (F) TAX MATTERS. Each party shall have received a written opinion or opinions from Holland & Knight LLP in a form reasonably satisfactory to such parties (the "Tax Opinion"), to the effect that (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and
(ii) the exchange in the Merger of Lochaven Common Stock for Republic Common Stock will not give rise to gain or loss to the stockholders of Lochaven with respect to such exchange (except to the extent of any cash received). In rendering such Tax Opinion, such counsel shall be entitled to rely upon representations of officers of Lochaven and Republic reasonably satisfactory in form and substance to such counsel.

         9.2 CONDITIONS TO OBLIGATIONS OF REPUBLIC. The obligations of Republic to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Republic pursuant to Section 11.6(a) of this Agreement:

                  (A) REPRESENTATIONS AND WARRANTIES. For purposes of this
Section 9.2(a), the accuracy of the representations and warranties of Lochaven set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties that are confined to a specified date shall speak only as of such date). The representations and warranties of Lochaven set forth in Section 5.3 of this Agreement shall be true and correct (except for inaccuracies which are de minimis in amount). The representations and warranties of Lochaven set forth in Sections 5.18, 5.19, and 5.20 of this Agreement shall be true and correct in all Material respects. There shall not exist in this Agreement (including the representations and warranties set forth in Sections 5.3, 5.18, 5.19, and 5.20) any inaccuracies such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect on Lochaven; provided that, for purposes of this sentence only, those representations and warranties which are qualified by reference to "Material" or "Material Adverse Effect" or to the "Knowledge" of Lochaven or to a matter being "known" by Lochaven shall be deemed not to include such qualifications.

                  (B) PERFORMANCE OF AGREEMENTS AND COVENANTS. Each and all of the agreements and covenants of Lochaven to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all Material respects.

                  (C) CERTIFICATES. Lochaven shall have delivered to Republic
(i) a certificate, dated as of the Closing Date and signed on its behalf by its duly authorized officers, to the effect that the conditions of its obligations set forth in Sections 9.2(a) and 9.2(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by Lochaven's Board of Directors and stockholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Republic and its counsel shall request.

                  (D) LEGAL OPINION. Republic shall have received the opinions of Smith, Mackinnon, Greeley, Bowdoin & Edwards, P.A., counsel to Lochaven, dated as of the Closing Date or such earlier date as may be agreed to by the parties, with respect to such matters related to Lochaven and the Merger as Republic may reasonably request. As to certain matters of fact, such counsel may rely on certificates of public officials and senior officers of Lochaven knowledgeable and having responsibility with respect to the matters covered by such certificate.

         9.3 CONDITIONS TO OBLIGATIONS OF LOCHAVEN. The obligations of Lochaven to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Lochaven pursuant to Section 11.6(b) of this Agreement.

                  (A) REPRESENTATIONS AND WARRANTIES. For purposes of this
Section 9.3(a), the accuracy of the representations and warranties of Republic set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of Republic set forth in Section 6.3 of this Agreement shall be true and correct (except for inaccuracies which are de minimis in amount). The representations and warranties of Republic set forth in Section 6.14 of this Agreement shall be true and correct in all Material respects. There shall not exist any inaccuracies such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect on Republic; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "Material" to "Material Adverse Effect" or to the "Knowledge" of Republic or to a matter being "known" by Republic shall be deemed not to include such qualifications.

                  (B) PERFORMANCE OF AGREEMENTS AND COVENANTS. Each and all of the agreements and covenants of Republic to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all Material respects.

                  (C) CERTIFICATES. Republic shall have delivered to Lochaven
(i) a certificate, dated as of the Closing Date and signed on its behalf by its duly authorized officers, to the effect that the conditions of its obligations set forth in Sections 9.3(a) and 9.3(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by Republic's Board of Directors evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Lochaven and its counsel shall request.

                  (D) LEGAL OPINION. Lochaven shall have received the opinions of Holland & Knight LLP, special counsel to Republic, dated as of the Closing Date or such earlier date as may be agreed to by the parties, with respect to such matters related to Republic and the Merger as Lochaven may reasonably request. As to certain matters of fact, such counsel may rely on certificates of public officials and senior officers of Lochaven knowledgeable and having responsibility with respect to the matters covered by such certificate.

                                   ARTICLE 10

                                   TERMINATION

         10.1 TERMINATION. Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement by the stockholders of Lochaven, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

                  (a) By mutual consent of the Board of Directors of Republic and the Board of Directors of Lochaven; or

                  (b) By the Board of Directors of either party (provided that the terminating party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of Lochaven and Section 9.3(a) of this Agreement in the case of Republic or in Material breach of any covenant or other agreement contained in this Agreement) in the event of an inaccuracy of any representation or warranty of the other party contained in this Agreement which cannot be or has not been cured within 30 days after the giving or written notice to the breaching party of such inaccuracy and which inaccuracy would provide the terminating party the ability to refuse to consummate the Merger under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of Lochaven and Section 9.3(a) of this Agreement in the case of Republic; or

                  (c) By the Board of Directors of either party in the event of a Material breach by the other party of any covenant or agreement contained in this Agreement that cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach; or

                  (d) By the Board of Directors of either party in the event (i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, or (ii) the stockholders of Lochaven fail to vote their approval of the matters submitted for the approval at the Stockholders' Meeting where the transactions were presented to such stockholders for approval and voted upon; or

                  (e) By the Board of Directors of either party in the event that the Merger shall not have been consummated by December 1, 1998, if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the party electing to terminate pursuant to this Section 10.1(e); or

                  (f) By the Board of Directors of either party (provided that the terminating party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of Lochaven and Section 9.3(a) of this Agreement in the case of Republic or in Material breach of any covenant or other agreement contained in this Agreement) in the event that any of the conditions precedent to the obligations of such party to consummate the Merger cannot be satisfied or fulfilled by the date specified in Section 10.1(e) of this Agreement.

         10.2 EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement pursuant to Section 10.1 of this Agreement, this Agreement shall become void and have no effect, except that (i) the provisions of this Section 10.2 and Section 8.6(b) and Article 11 of this Agreement shall survive any such termination and abandonment, and (ii) a termination pursuant to
Section 10.1(b), 10.1(c), or 10.1(f) of this Agreement shall not relieve the breaching party from Liability for an uncured willful breach of a representation, warranty, covenant or agreement giving rise to such termination.

         10.3 NON-SURVIVAL OF REPRESENTATIONS AND COVENANTS. The respective representations, warranties, obligations, covenants and agreements of the parties shall not survive the Effective Time except this Section 10.3 and Articles 2, 3, 4 and 11 and Sections 8.12, 8.13 and 8.14 of this Agreement.

                                   ARTICLE 11

                                  MISCELLANEOUS

         11.1     DEFINITIONS.

                  (a) Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

                           "Acquisition Proposal" with respect to a party shall mean any tender offer or exchange offer or any proposal for a merger, acquisition of all of the stock or Assets of, or other business combination involving such party or any of its Subsidiaries or the acquisition of a substantial equity interest in, or a substantial portion of the Assets of, such party or any of its Subsidiaries.

                           "Affiliate" of a Person shall mean: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; or (iii) any other Person for which a Person described in clause (ii) acts in any such a capacity.

                           "Agreement" shall mean this Agreement and Plan of Merger, including the Exhibits delivered pursuant hereto and incorporated herein by reference.

                           "Assets" of a Person shall mean all of the assets, properties, businesses, and Rights of such Person of every kind, nature, character, and description, whether real, personal, or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

                           "Bank Common Stock" shall mean the $2.00 par value common stock of the Bank.

                           "Bank Preferred Stock" shall mean the $20.00 par value noncumulative convertible perpetual preferred stock of the Bank.

                           "BHC Act" shall mean the Bank Holding Company Act of 1956, as amended.

                           "Closing Date" shall mean the date on which the Closing occurs.

                           "Consent" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order or Permit.

                           "Contract" shall mean any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

                           "Default" shall mean (i) any breach or violation of or default under any Contract, Order or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, Order or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a Right to terminate or revoke, change the current terms of or renegotiate, or to accelerate, increase or impose any Liability under, any Contract, Order or Permit, where, in any such event, such Default is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on a party.

                           "Department" shall mean the Florida Department of Banking and Finance.

                           "Environmental Laws" shall mean all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata) and that are administered, interpreted or enforced by the United States Environmental Protection Agency and state and local agencies with jurisdiction over, and including common Law in respect of, pollution or protection of the environment, including the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq. U.S.C. 6901 et seq. ("RCRA"), and other Laws relating to emissions, discharges, releases or threatened releases of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Material.

                           "ERISA" shall mean the Employee Retirement Income Security Act or 1974, as amended.

                           "Exhibits", inclusive, shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

                           "FDIC" shall mean the Federal Deposit Insurance Corporation.

                           "GAAP" shall mean generally accepted accounting principles, consistently applied during the periods involved.

                           "Hazardous Material" shall mean (i) any hazardous substance, hazardous material, hazardous waste, regulated substance or toxic substance (as those terms are defined by any applicable Environmental
                           Laws) and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products or oil (and specifically shall include asbestos requiring abatement, removal or encapsulation pursuant to the requirements of governmental authorities and any polychlorinated biphenyls).

                           "HOLA" shall mean the Home Owners' Loan Act of 1933, as amended.

                           "HSR Act" shall mean Section 7A of the Clayton Act, as added by Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

                           "Knowledge" as used with respect to a Person
                           (including references to such Person being aware of a particular matter) shall mean the personal knowledge of the chairman, president, chief financial officer, chief accounting officer, chief credit officer, general counsel, and any assistant or deputy general counsel or any senior or executive vice president of such Person and the knowledge of any such Persons obtained or which would have been obtained from a reasonable investigation.

                           "Law" shall mean any code, law, ordinance, regulation, reporting or licensing requirement, rule or statute applicable to a Person or its Assets, Liabilities or business, including those promulgated, interpreted or enforced by any Regulatory Authority.

                           "Liability" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

                           "Lien" shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse Right or interest, charge or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable, and (ii) for depository institution Subsidiaries of a party, pledges to secure deposits, and other Liens incurred in the ordinary course of the banking business.

                           "Litigation" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding or notice (written or oral) by any Person alleging potential Liability or requesting information relating to or affecting a party, its business, its Assets (including Contracts related to it), or the transactions contemplated by this Agreement, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities.

                           "Loan Property" shall mean any property owned, leased, or operated by the party in question or by any of its Subsidiaries or in which such party or Subsidiary holds a security or other interest (including an interest in fiduciary capacity), and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

                           "Lochaven Common Stock" shall mean the $.01 par value common stock of Lochaven.

                           "Lochaven Companies" shall mean, collectively, Lochaven and all Lochaven Subsidiaries.

                           "Lochaven Disclosure Memorandum" shall mean the written information entitled "Lochaven Federal Savings and Loan Association Disclosure Memorandum" delivered prior to 5:00 p.m., Eastern time, on the seventh day after the date of this Agreement, to Republic describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section or subsection of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section or subsection shall not be deemed to be disclosed for purposes of any other Section or subsection not specifically referenced with respect thereto.

                           "Lochaven Financial Statements" shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of Lochaven as of December 31, 1997, 1996, 1995 and the related statements of income, changes in stockholders' equity, and cash flows (including related notes and schedules, if any) for each of the three fiscal years ended December 31, 1997, 1996 and 1995, as filed by Lochaven in SEC Documents, and (ii) the consolidated balance sheets of Lochaven (including related notes and schedules, if any) and related statements of income, changes in stockholders' if any) included in SEC Documents filed with respect to periods ended subsequent to December 31, 1997.

                           "Lochaven Subsidiaries" shall mean the Subsidiaries of Lochaven, which shall include the Lochaven Subsidiaries described in Section 5.4 of this Agreement and any corporation, bank, savings association or other organization acquired as a Subsidiary of Lochaven in the future and owned by Lochaven at the Effective Time.

                           "Material" for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

                           "Material Adverse Effect" on a party shall mean an event, change, or occurrence which, individually or together with any other event, change or occurrence, has a material adverse impact on (i) the financial position, business or results of operations of such party and its Subsidiaries, taken as a whole, or (ii) the ability of such party to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "Material Adverse Effect" shall not be deemed to include the impact of
                           (a) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in GAAP or regulatory accounting principles generally applicable to banks and their holding companies, (c) actions and omissions of a party (or any of its Subsidiaries) taken with the prior informed consent of the other party in contemplation of the transactions contemplated hereby, and (d) the Merger and compliance with the provisions of this Agreement on the operating performance of the parties.

                           "NASD" shall mean the National Association of Securities Dealers, Inc.

                           "National Market" shall mean The Nasdaq National Market.

                           "1933 Act" shall mean the Securities Act of 1933, as amended.

                           "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

                           "Order" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency or Regulatory Authority.

                           "OTS" shall mean the Office of Thrift Supervision.

                           "Participation Facility" shall mean any facility or property in which the party in question or any of its Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

                           "Permit" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit or Right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets or business.

                           "Person" shall mean a natural person or any legal, commercial, or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

                           "Proxy Statement" shall mean the proxy statement used by and Lochaven to solicit the approval of its stockholders of the transactions contemplated by this Agreement, which shall include the prospectus of Republic relating to the issuance of the Republic Common Stock to holders of Lochaven Common Stock.

                           "Republic Common Stock" shall mean the $2.00 par value common stock of Republic.

                           "Republic Companies" shall mean, collectively, Republic and all Republic Subsidiaries.

                           "Republic Disclosure Memorandum" shall mean the written information entitled "Republic Bancshares, Inc. Disclosure Memorandum" delivered prior to the date of this Agreement to Lochaven describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section or subsection of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section or subsection shall not be deemed to be disclosed for purposes of any other Section or subsection not specifically referenced with respect thereto.

                           "Republic Financial Statements" shall mean (i) the consolidated statements of condition (including related notes and schedules, if any) of Republic as of December 31, 1997, and the consolidated statements of condition (including related notes and schedules, if any) of the Bank as of December 31, 1996 and 1995, and the related restated statements of income, changes in stockholders' equity, and cash flows (including related notes and schedules, if any) for each of the three years ended December 31, 1997, 1996 and 1995, as filed by Republic or the Bank in SEC Documents and (ii) the consolidated statements of condition of Republic (including related notes and schedules, if any) and related statements of income, changes in stockholders' equity and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to December 31, 1997.

                           "Republic Preferred Stock" shall mean the $20.00 par value noncumulative convertible perpetual preferred stock of Republic.

                           "Republic Subsidiaries" shall mean the Subsidiaries of Republic and any corporation, bank, savings association or other organization acquired as a Subsidiary of Republic in the future and owned by Republic at the Effective Time.

                           "Registration Statement" shall mean the Registration Statement on Form S-4, or other appropriate form, including any pre-effective or post-effective amendments or supplements thereto, filed with the SEC by Republic under the 1933 Act with respect to the shares of Republic Common Stock to be issued to the stockholders of Lochaven in connection with the transactions contemplated by this Agreement.

                           "Regulatory Authorities" shall mean, collectively, the Federal Trade Commission, the United States Department of Justice, the Board of the Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OTS, all state regulatory agencies having jurisdiction over the parties and their respective Subsidiaries, the NASD and the SEC.

                           "Representative" shall mean any investment banker, financial advisor, attorney, accountant, consultant or other representative of a Person.

                           "Rights" shall mean all arrangements, calls, commitments, Contracts, options, Rights to subscribe to, scrip, understandings, warrants or other binding obligations of any character whatsoever relating to, or securities or Rights convertible into or exchangeable for, shares of the capital stock of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other Rights.

                           "SEC" shall mean the United States Securities and Exchange Commission.

                           "SEC Documents" shall mean all forms, proxy statements, registration statements, reports, schedules and other documents filed or required to be filed by a party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws or the OTS Regulations.

                           "Securities Laws" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

                           "Stockholders' Meeting" shall mean the meeting of the stockholders of Lochaven to be held pursuant to
                           Section 8.1 of this Agreement, including any adjournment or adjournments thereof.

                           "Subsidiaries" shall mean all those corporations, banks, associations or other entities of which the entity in question owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 5% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, there shall not be included any such entity acquired through foreclosure or any such entity the equity securities of which are owned or controlled in a fiduciary capacity.

                           "Surviving Corporation" shall mean the Bank as the surviving corporation resulting from the Merger.

                           "Tax" or "Taxes" shall mean all federal, state, local and foreign taxes, charges, fees, levies, imposts, duties or other assessments, including income, gross receipts, excise, employment, sales, use, transfer, license, payroll, franchise, severance, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duties, capital stock, paid-up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated or other tax or governmental fee of any kind whatsoever, imposed or required to be withheld by the United States or any state, local or foreign government or subdivision or agency thereof, including any interest, penalties or additions thereto.

                           "Taxable Period" shall mean any period prescribed by any governmental authority, including the United States or any state, local or foreign government or subdivision or agency thereof for which a Tax Return is required to be filed or Tax is required to be paid.

                           "Tax Return" shall mean any report, return, information return or other information required to be supplied to a taxing authority in connection with Taxes, including any return of an affiliated or combined or unitary group that includes a party or its Subsidiaries.

                  (b) The terms set forth below shall have the meanings ascribed thereto in the referenced sections:

                               Certificate of Merger          Section 1.4
                               Closing                        Section 1.3
                               Code                           Preamble
                               Effective Time                 Section 1.4
                               ERISA Affiliate                Section 5.13(c)
                               Exchange Agent                 Section 4.1
                               Exchange Ratio                 Section 3.1(c)
                               FHLB                           Section 5.1(b)
                               Indemnified party              Section 8.14
                               Lochaven Benefit               Section 5.13(a)
                                 Plans
                               Lochaven Contracts             Section 5.14
                               Lochaven ERISA                 Section 5.13(a)
                                 Plan
                               Lochaven options               Section 3.1(d)
                               Lochaven OTS                   Section 5.5(a)
                                 Reports
                               Lochaven Pension               Section 5.13(a)
                                 Plan
                               Market Value                   Section 3.4
                               Merger                         Preamble
                               OTS Regulations                Section 1.3
                               Republic SEC Reports           Section 6.5(a)
                               Takeover Laws                  Section 8.10
                               Tax Opinion                    Section 9.1(f)

                  (c) Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

         11.2     EXPENSES.

                  (a) Except as otherwise provided in this Section 11.2, each of the parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration, and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment brokers, accountants, and counsel, except that each of the parties shall bear and pay one-half of the printing costs incurred in connection with the printing of the Registration Statement and the Proxy Statement/Prospectus.

                  (b) Nothing contained in this Section 11.2 shall constitute or shall be deemed to constitute liquidated damages for the willful breach by a party of the terms of this Agreement or otherwise limit the Rights of the nonbreaching party.

         11.3 BROKERS AND FINDERS. Except for McAllen Capital Partners, Inc. as to Lochaven, each of the parties represents and warrants that neither it nor any of its officers, directors employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions or finders' fees in connection with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon his, her or its representing or being retained by or allegedly representing or being retained by Lochaven or Republic, each of Lochaven and Republic, as the case may be, agrees to indemnify and hold the other party harmless of and from any Liability in respect of any such claim.

         11.4 ENTIRE AGREEMENT. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral (except for the Confidentiality Agreements). Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the parties or their respective successors, any Rights, remedies, obligations or Liabilities under or by reason of this Agreement, other than as provided in Sections 8.12, 8.13 and 8.14 of this Agreement.

         11.5 AMENDMENTS. To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the parties upon the approval of the Boards of Directors of each of the parties, whether before or after stockholder approval of this Agreement has been obtained; provided, that the provisions of this Agreement relating to the manner or basis in which shares of Lochaven Common Stock will be exchanged for Republic Common Stock shall not be amended after the Stockholder's Meeting without the requisite approval of the holders of the issued and outstanding shares of Lochaven Common Stock entitled to vote thereon.

         11.6     WAIVERS.

                  (a) Prior to or at the Effective Time, Republic, acting through its Board of Directors, chief executive officer, chief financial officer or other authorized officer shall have the Right to waive any Default in the performance of any term of this Agreement by Lochaven, to waive or extend the time for the compliance or fulfillment by Lochaven of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Republic under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Republic.

                  (b) Prior to or at the Effective Time, Lochaven, acting through its Board of Directors, chief executive officer, chief financial officer or other authorized officer shall have the Right to waive any Default in the performance of any term of this Agreement by Republic, to waive or extend the time for the compliance or fulfillment by Republic of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Lochaven under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Lochaven.

                  (c) The failure of any party at any time to require performance of any provision hereof shall in no manner affect the Right of such party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

         11.7 ASSIGNMENT. Except as expressly contemplated hereby, neither this Agreement nor any of the Rights, interests or obligations hereunder shall be assigned by any party hereto (whether by operation of Law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the parties and their respective successors and assigns.

         11.8 NOTICES. All notices or other communications that are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage prepaid or by courier or overnight carrier to the Persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

                  Lochaven:               Lochaven Federal Savings and
                                             Loan Association
                                          2410 North Orange Blossom Trail
                                          Winter Park, Florida 32804
                                          Telecopy No.:  (407) 426-7622
                                          Attention:  Robert O. Smedley

                  Copy to Counsel:        Smith, Mackinnon, Greeley,
                                            Bowdoin & Edwards, P.A.
                                          Citrus Center, Suite 800
                                          255 South Orange Avenue
                                          Orlando, Florida 32801
                                          Telecopy No.:  (407) 843-2448
                                          Attention:  John P. Greeley, Esq.

                  Republic:               Republic Bancshares, Inc.
                                          111 Second Avenue, N.E., Suite 300
                                          St. Petersburg, Florida 33701
                                          Telecopy No.:  (813) 825-0269
                                          Attention:  John W. Sapanski
                                                      Chairman of the Board,
                                                      Chief Executive Officer
                                                      and President

                  Copy to Counsel:

                                          Republic Bancshares, Inc.
                                          111 Second Avenue, N.E., Suite 300
                                          St. Petersburg, Florida 33701
                                          Telecopy No.:  (813) 895-5791
                                          Attention: Christopher M. Hunter, Esq.
                                                     General Counsel

         11.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the Laws of the State of Florida, without regard to any applicable conflicts of Laws.

         11.10 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         11.11 CAPTIONS. The captions contained in this Agreement are for reference purposes only and are part of this Agreement.

         11.12 INTERPRETATIONS. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party, whether under any rule of construction or otherwise. No party to this Agreement shall be considered the draftsman. The parties acknowledge and agree that this Agreement has been reviewed, negotiated and accepted by all parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of the parties.

         11.13 ENFORCEMENT OF AGREEMENT. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at Law or in equity.

         11.14 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf and its corporate seal to be hereunto affixed and attested by officers thereunto as of the day and year first above written.


ATTEST                                       REPUBLIC BANCSHARES, INC.



By: /s/ Christopher M. Hunter                By:  /s/ John W. Sapanski
    -----------------------------                 -----------------------------
Christopher M. Hunter                             John W. Sapanski
Corporate Secretary                               Chairman of the Board,
                                                    Chief Executive Officer and
[CORPORATE SEAL]                                    President

ATTEST                                       REPUBLIC BANCSHARES, INC.



By: /s/ Christopher M. Hunter                By:  /s/ John W. Sapanski
    -----------------------------                 -----------------------------
Christopher M. Hunter                             John W. Sapanski
Corporate Secretary                               Chairman of the Board,
                                                    Chief Executive Officer and
[CORPORATE SEAL]                                    President


ATTEST:                                      LOCHAVEN FEDERAL SAVINGS AND
                                              LOAN ASSOCIATION



By:                                          By:  /s/ Robert O. Smedley
    -----------------------------                 -----------------------------
                                                  Robert O. Smedley
       Secretary                                  President and Chief Executive
                                                    Officer




[CORPORATE SEAL]